Exhibit 99.3

First Amendment to the Supply Agreement

effective as of December 19th, 2016

Between

STRATEC Biomedical AG (“STRATEC”) Gewerbestr. 37, 75217 Birkenfeld, Germany

and

QBD (QS IP) Ltd. (“QBD”), PO Box 1075, Elizabeth House, 9 Castle Street, St Helier JE4 2QP, Jersey, Channel Islands

(hereinafter referred together as “Parties”)

WHEREAS on April 1st, 2014 the Parties have signed a Supply Agreement (“Supply Agreement”).

NOW, THEREFORE STRATEC and QBD hereby agree to amend the Supply Agreement in the following way:

1.	Section 1.21 “Supply Start Date” shall be amended to read as follows:

“As used herein, “Supply Start Date” means the date of successful completion of Milestone 8.2 under the Development Agreement.”

2.	The Parties agree as follows:

The intended supply of the first Production Instrument is to commence in Q4 2017. QBD hereby orders [***] Production Instruments for delivery in Q4 2017 and Ql 2018 as a firm purchase order according to a delivery schedule to be agreed between the Parties by 31 August 2017. QBD also commits to reimburse STRATEC for the cost of [***] Spare Parts sets as defined and set out in Exhibit A and quoted separately. The spare parts will be managed in alignment with Section 10.3. Concerning such Purchase Instruments the Rolling Forecast as set out in 5.1 shall not apply and the Parties agree that the next Rolling Forecast shall be due on October 1st, 2017 in accordance with Section 5.1.

The parts for the Pre-Production Instruments may be sourced by STRATEC together with the parts for the Production Instruments, on basis of the forecast as stated above. Any potential scrapping costs which are caused by changes due to request of QBD or caused due to earlier sourcing of pre-production material, shall be borne by QBD.

3.	The Parties agree to substitute Section 6.1 “Pricing” of the Supply Agreement as follows:

[***] CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

“The price of the Production Instrument shall be [***] per unit for quantities up to the Minimum Commitment. The price increase to the originally quoted [***] [***] is caused by design changes requested by QBD as set out in Exhibit B.”

All terms and conditions set forth in the Agreement that are not amended hereby shall remain in full force and effect.

IN WlTNESS WHEREOF, the Parties have executed this Amendment as of the First Amendment Effective Date.

Quotient QS IP Ltd.		STRATEC Biomedical AG

By:	/s/ Edward Farrell	By:	/s/ Robert Siegle
Name: Ed Farrell		Name: Dr. Robert Siegle
Title: President		Title: Member, Board of Management

[***] CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

Exhibit B

New Price of the Production Instrument after design changes requested by QBD

	Base price	WB Recon + Development	Housing including tooling	Pre-Heat-Zone
Camera Module new lighting

		Development effort depreciated over units		Washer (1+2 combined)
		[***]		Monitor 18”, PCAP

Additional cost per introduced change (€)		[***]	[***]	[***]
Instrument Cost (€)	[***]	[***]	[***]	[***]

[***] CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

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